UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

PROSOMNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5675 Gibraltar Dr. Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

(844) 537-5337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, ProSomnus, Inc. (the “Company”) was notified by the Nasdaq Global Market (“Nasdaq”) that the Company was not in compliance with Nasdaq’s minimum market value of listed securities of $50,000,000, Nasdaq’s minimum market value of publicly held shares of $15,000,000, or Nasdaq’s minimum bid price requirement of $1.00, each of which was required for continued listing on Nasdaq. Due to such noncompliance, Nasdaq notified the Company that it would be subject to delisting. After the Company requested an appeal hearing, which stayed the delisting action, the Company continued to evaluate its options to remain listed on Nasdaq and ultimately determined to withdraw the hearing request. Thereafter, the Company received a letter from Nasdaq that trading of its common stock and warrants would be suspended at the open of business on April 18, 2024 and that Nasdaq would file a Form 25 with the Securities and Exchange Commission to delist the Company’s common stock and warrants from Nasdaq. The delisting will be effective 10 days after the filing of the Form 25.

In light of the impending delisting, the Company is taking steps to resume the quoting and trading of its common stock and warrants on the over the counter “OTC” market under the symbols OSAP and OSAPW, respectively. There can be no assurance that trading in the Company’s securities will commence or continue on the OTC or other market or that such trading will occur at volumes or prices to facilitate efficient market activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024	PROSOMNUS, INC.

	By:	/s/ Brian B. Dow
	Name:	Brian B. Dow
	Title:	Chief Financial Officer